UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

MYSEUM.AI, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

65 Church Street, Suite 230

New Brunswick, NJ 08901

(Address of principal executive offices, including ZIP code)

(732) 374-3529

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value	MYSE	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $49.80	MYSEW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) of Myseum.AI, Inc. (the “Company”), shareholders approved an amendment to the Myseum.AI, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 from 1,000,000 shares (the “Plan Amendment”).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the text of the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 6, 2026, the Company held its 2026 annual meeting of shareholders (the “Annual Meeting”) for the purpose of holding a shareholder vote on Proposals 1, 2, 3, and 4 set forth below. On the record date for the Annual Meeting of June 12, 2026, there were 5,196,430 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. A total of 2,444,623 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 23, 2026, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows:

Nominee	For	Withheld	Broker Non-Votes
Darin Myman	892,211	19,700	1,532,712
Peter Shelus	894,117	17,794	1,532,712
Carly Luogameno	889,343	22,568	1,532,712
Joseph Nelson	891,422	20,489	1,532,712
Wayne Linsley	864,346	47,565	1,532,712

Proposal 2. At the Annual Meeting, the shareholders approved the ratification of the appointment of Salberg & Company, P.A. (“Salberg”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The result of the votes to approve Salberg was as follows:

For	Against	Abstentions	Broker Non-Votes
2,417,733	19,176	7,714	-

Proposal 3. At the Annual Meeting, the shareholders approved an amendment to the 2021 Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 1,000,000 shares. The result of the votes to approve the Plan Amendment was as follows:

For	Against	Abstentions	Broker Non-Votes
684,374	218,458	9,079	1,532,712

Proposal 4. At the Annual Meeting, the shareholders granted the Company’s board of directors the authority, at its discretion, to effect a reverse split of the Company’s outstanding common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio to be selected by the board of directors in its discretion and to be effected, if at all, in the sole discretion of the board of directors at any time before August 6, 2027 without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split Proposal”). The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
1,400,069	749,474	295,080	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Amended and Restated 2021 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2026	MYSEUM.AI, INC.

/s/ Darin Myman
Darin Myman
Chief Executive Officer

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